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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of NTELOS Inc. and Subsidiaries of our report dated February 20, 2002, with respect to the consolidated financial statements and schedule of NTELOS Inc. and Subsidiaries, included in the Annual Report (Form 10-K) for the year ended December 31, 2001:



Form S-8 No. 333-45593
Form S-8 No. 333-40751
Form S-8 No. 333-40753
Form S-8 No. 333-54288
Form S-8 No. 333-62764
Form S-8 No. 333-62766

Form S-3 No. 333-17945
Form S-3 No. 333-54226
Form S-3 No. 333-59538
Form S-3 No. 333-59556
Form S-3 No. 333-59554(Amendment No. 1)


                                                           /s/ Ernst & Young LLP

McLean, Virginia
March 29, 2002